SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported) April 13, 1999


                         First Federal Bankshares, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                     0-25509                  42-1485449
--------------------------------------------------------------------------------
(State or other jurisdiction of       (Commission              (IRS employer
 incorporation or organization)       File Number)           Identification No.)

                    329 Pierce Street, Sioux City Iowa 51101
                    ----------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (712) 277-0200

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

       On April 13, 1999, First Federal Bankshares, Inc. (the "Registrant") and its bank subsidiary, First Federal Bank (the "Bank"), headquartered in Sioux City, Iowa, completed the acquisition of Mid-Iowa Financial Corp. and its subsidiary, Mid-Iowa Savings Bank, FSB, headquartered in Newton, Iowa. Mid-Iowa Financial had assets totaling approximately $155 million at April 13, 1999. The combined company has assets in excess of $725 million. In the merger, each share of Mid-Iowa Financial Corp. common stock was converted into the right to receive $15.00 in cash, and each outstanding stock option was converted into the right to receive the amount by which the $15.00 purchase price exceeded the exercise price of the option. The transaction, with a total aggregate value of approximately $28.3 million, will be accounted for as a purchase.

Item 5.  Other Events.

       Contemporaneously with the acquisition, the former mutual holding company of the Bank, First Federal Bankshares, M.H.C., converted to a capital stock corporation. Shares of the Bank's common stock held by the public are exchanged for shares of the new stock holding company, First Federal Bankshares, Inc. Shares of the Bank's common stock formerly held by the mutual holding company were cancelled and each minority shareholder received 1.64696 shares of the new holding company stock for each share of Bank stock exchanged. In connection with the conversion, First Federal Bankshares, Inc. sold 2,635,000 shares of common stock at $10 per share to raise gross proceeds of $26.4 million. The Registrant retained $5 million, of which $1.8 million was loaned to the First Federal Bank Employee Stock Ownership Plan and Trust to purchase 184,450 shares in the stock offering, and the remainder of the proceeds, together with other funds, was used to fund the Mid-Iowa acquisition.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

       The following Exhibits are filed as part of this report:

        Exhibit 2 Agreement and Plan of Reorganization By and Among First Federal Bankshares, M.H.C., First Federal Savings Bank of Siouxland, Mid-Iowa Financial Corp. and Mid-Iowa Savings Bank, FSB. (incorporated by reference to Exhibit 10.14 of the Registrant's Form S-1 Registration Statement (No. 333-69245) filed on December 18, 1998)

        Exhibit 99 Press release of First Federal Bankshares, Inc. dated April 13, 1999.

      Financial information for business acquired and pro forma financial information relative to the acquisition and prepared in accordance with Article 11 of Regulation S-X are not included herewith, but will be filed by amendment no later than sixty days from the date hereof.